As filed with the Securities and Exchange Commission on November 8, 2013
Registration No. 333-186490
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SINGLE TOUCH SYSTEMS INC.
(Exact name of Registrant as specified in its charter)

Delaware	7389	13-4122844
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Town Square Place, Suite 204
Jersey City, NJ 07310
(201) 275-0555
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James L. Orsini
Chief Executive Officer
Single Touch Systems Inc.
100 Town Square Place, Suite 204
Jersey City, NJ 07310
(201) 275-0555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference, Esq.
61 Broadway, 32nd Floor
New York, NY 10022
(212) 930-9700

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 2 to Form S-1 (File No. 333-186490), which was declared effective by the Securities and Exchange Commission on August 26, 2013  (the “Registration Statement”), is being filed to deregister all  of the shares of common stock  registered under the Registration Statement and to terminate the effectiveness of the Registration Statement. No securities were offered or sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on November 8, 2013.

SINGLE TOUCH SYSTEMS INC.

By:	/s/ James Orsini
Name:	James Orsini
Title:	Chief Executive Officer and President
(Principal Executive Officer)

/s/ Kurt Streams
Name:	Kurt Streams
Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Date: November 8, 2013	/s/ Anthony Macaluso*
Anthony Macaluso, Chairman and Director

Date: November 8, 2013	/s/ James Orsini*
James Orsini, Director
and Principal Executive Officer

Date: November 8, 2013	/s/ Stuart R. Levine*
Stuart R. Levine, Director

Date: November 8, 2013	/s/ Stephen D. Baksa*
Stephen D. Baksa, Director

Date: November 8, 2013	/s/ Jonathan E. Sandelman*
Jonathan E. Sandelman, Director

* Signed by James Orsini as his attorney-in-fact